EXHIBIT 10.1



             COLLARED ACCELERATED SHARE REPURCHASE MASTER AGREEMENT




                                                                 August 28, 2002

PSS WORLD MEDICAL, INC.
4345 Southpoint Boulevard
Jacksonville, FL 32216




Ladies and Gentlemen:

This letter sets forth the terms and conditions of the collared accelerated share repurchase master agreement (the "Master Agreement") between Goldman, Sachs & Co. ("Goldman Sachs") a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and PSS World Medical, Inc. (the "Company") and is intended to supplement the terms and provisions of certain share repurchase transactions (each a "Transaction") entered into from time to time between Goldman Sachs and the Company. This Master Agreement, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The terms of any particular Transaction shall be set forth in a trade supplement (each a "Trade Supplement") in the form of Appendix A hereto and which references this Master Agreement, in which event the terms and provisions of this Master Agreement shall be deemed to be incorporated into and made part of each such Trade Supplement. All provisions contained in this Master Agreement shall govern a Trade Supplement relating to a Transaction except as expressly modified below or in the related Trade Supplement. With respect to any relevant Transaction, this Master Agreement and the related Trade Supplement shall represent the entire agreement and understanding of the parties with respect to the subject matter and terms of such Transaction and shall supersede all prior or contemporaneous written or oral communications with respect thereto. If, in relation to any Transaction to which this Master Agreement and related Trade Supplement relate, there is any inconsistency between this Master Agreement and such Trade Supplement, the Trade Supplement shall govern.

1.       Terms

         "Assumed Shares" means, for any date of determination, an amount equal to (i) the number of shares in the Portfolio minus (ii) the sum of, for each Exchange Business Day in the Valuation Period up to and including the third Exchange Business Day prior to such date, the number of shares in the Portfolio divided by the total number of Exchange Business Days in the Valuation Period (the "Daily Amount"). The Daily Amount will be deemed to be zero for each day on which the Valuation Period is suspended in accordance with Sections 3(b),(c) and
(d) hereof. In the event that the Valuation Period is extended pursuant to

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Section 5(b) hereof, the Calculation Agent may make corresponding adjustments to the amount of Assumed Shares in relation to the Aggregate Weight (as defined herein) determined for the related Transaction.

         "Calculation Agent" means Goldman Sachs provided that in the event that Goldman Sachs is the Defaulting Party, the Company (or an agent selected by the Company) and Goldman Sachs shall be joint Calculation Agents.

         "Capped Settlement Amount" means, for each Transaction, as set forth in the related Trade Supplement.

         "Cash Dividend" means the gross dividend declared and paid by the Company to holders generally of record of a single Underlying Security on the relevant record date during the period from and including the third Exchange Business Day following the Trade Date to but excluding the Settlement Date. For the avoidance of doubt, the "gross dividend" shall represent a sum before the withholding or deduction of any taxes at the source by or on behalf of any applicable authority having power to tax in respect of such a dividend, and shall exclude any imputation or other credits, refunds or deductions granted by any applicable authority having power to tax in respect of such dividend and any taxes, credits, refunds or benefits imposed, withheld, assessed or levied thereon.

         "Default Termination Amount" means the net amount payable in the case of an Event of Default by one party to the other, calculated by the Non-Defaulting Party by aggregating and setting-off, as applicable:

          (i) the payments due (or that would have been due but for Section 7) under this Master Agreement to each party immediately prior to the Default Termination Date;

          (ii) the  Replacement  Value of the  transaction  to be settled  under
          Section 11; and

          (iii) the Non-Defaulting Party's Other Expenses.

          "Dividend Adjustment Amount" means the product of:

          (x) the Cash Dividend multiplied by

          (y) the Assumed Shares on the record date for such Cash Dividend.

         "Early Termination Amount" means the net amount payable in the case of an Early Termination Event by one party to the other, calculated by Goldman Sachs by aggregating and setting-off, as applicable:

          (i) the payments due (or that would have been due but for Section 7) under this Master Agreement to each party immediately prior to the Early Termination Date; and

          (ii) the  Replacement  Value of the  transaction  to be settled  under
          Section 11.

         "Exchange" means the Nasdaq National Market.
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                                       3


         "Exchange Business Day" means any day that each Exchange and each Related Exchange are open for trading unless the Calculation Agent determines that any failure of such Exchange or Related Exchange to open does not have a material effect on the trading market for the Underlying Securities. Each such day shall be an Exchange Business Day notwithstanding any such Exchange or Related Exchange closing prior to its regular weekday closing time.

         "Final Portfolio Value" means the sum of (i) the average of the Market Prices for the Underlying Security for each Exchange Business Day in the Valuation Period, multiplied by the number of shares in the Portfolio, plus (ii) except to the extent that the payment of the underlying Cash Dividend has been reflected in an adjustment made pursuant to paragraph 5, the Dividend Adjustment Amount.

         "Floored Settlement Amount" means, for each Transaction, as set forth in the related Trade Supplement.

         "Market Disruption Event" means the occurrence or existence at any time during the regular trading session, including any extensions thereof and without regard to pre-open or after hours trading outside of such regular trading session, on any Exchange Business Day of any material (as determined by the Calculation Agent) suspension, limitation imposed on, or impairment occurring with respect to trading (by the relevant Exchange or Related Exchange or otherwise or by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in (x) the Underlying Securities on the Exchange or (y) any options contracts or futures contracts relating to the Underlying Securities on any Related Exchange if, in any such case, the Calculation Agent determines that such material suspension, limitation or impairment has a material effect on the trading market for the affected financial instruments or
(B) of a System Disruption. In addition it shall be a Market Disruption Event if the Exchange or Related Exchange closes prior to their scheduled closing time (if, in any such case, the Calculation Agent determines that such earlier closing has a material effect on the trading market for the affected financial instruments). A "scheduled closing time" is any regular weekday closing time or any closing time announced by the Exchange or Related Exchange, as the case may be, prior to the close of the regular trading session on such Exchange or Related Exchange on the previous Exchange Business Day.

         "Market Price" means, on any day, the volume weighted average daily price of the Underlying Security for the regular trading session (including any extensions thereof and without regard to pre-open or after hours trading outside of such regular trading session) as published by Bloomberg at 4:15 p.m. New York time on such date.

         "Merger Date" means the closing date of the Merger Event, provided, that for a Tender Offer, the Merger Date is the date on which shares in the amount of the applicable percentage threshold are actually purchased (as determined by the Calculation Agent).

         "Merger Event" means (i) any consolidation, amalgamation or merger of the Company with or into another entity (other than the consolidation, amalgamation or merger in which the Company is the continuing corporation and which does not result in reclassification or change of Underlying Securities),

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                                       4


(ii) the consummation of any other takeover transaction for the Underlying Securities that results in a transfer of or an irrevocable commitment to transfer all such Underlying Securities, (iii) any reclassification or change of the Underlying Securities that results in a transfer of or an irrevocable commitment to transfer all the Underlying Securities outstanding, (iv) any event specified in (i) through (iii) above where the Company is the continuing corporation but the holders of the outstanding shares of the Underlying Security immediately prior to the Merger Event collectively own less than 50% of the outstanding shares of the Underlying Security immediately after such Merger Event, or (v) the consummation of any Tender Offer for 50% or more of the outstanding voting shares of any class of the Company.

         "Nationalization" means that all the Underlying Securities or all or substantially all the assets of the Company are nationalized, expropriated or are otherwise required to be transferred to any governmental agency or entity.

         "Notional Amount" means, for each Transaction, as set forth in the related Trade Supplement.

         "Other Expenses" means, in relation to an Event of Default, all costs, losses, expenses, damages or liabilities (including, without limitation, loss of bargain, costs of funding, legal fees, stamp, registration, documentation and similar taxes, and value added taxes) incurred or suffered by a party as a result of (i) the occurrence of an Event of Default with respect to or by the other party or (ii) the other party's breach of its obligations hereunder, including, without limitation, the costs and expenses of all steps taken by the Non-Defaulting Party to implement, protect or enforce its rights under the Master Agreement and all commercially reasonable steps taken by the Non-Defaulting Party, including, without limitation, the purchase or sale of Underlying Securities or other securities in order to unwind any hedges or cover any market positions, provided, however, that except as otherwise expressly recoverable hereunder, neither party hereto shall be entitled, in the event of the occurrence of an Event of Default, to recovery from the other of any consequential or punitive damages.

         "Portfolio" means, for each Transaction, as set forth in the related Trade Supplement.

         "Potential Adjustment Event" means any of the following: (i) a subdivision, consolidation or reclassification of the Underlying Securities (unless a Merger Event), or a free distribution or dividend of any such Underlying Securities to existing holders by way of bonus, capitalization or similar issue; (ii) a distribution or dividend to existing holders of the Underlying Securities of (A) such Underlying Securities, or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Company equally or proportionately with such payments to holders of such Underlying Securities, or (C) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the Calculation Agent; (iii) an extraordinary dividend; (iv) a call by the Company in respect of the Underlying Securities that is not fully paid; (v) a repurchase by the Company of the Underlying Securities, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
(vi) an event that results in any shareholder rights pursuant to a shareholder rights agreement or other plan or arrangement of the type commonly referred to as a "poison pill" being distributed or becoming separated from shares of common stock or other shares of the capital stock of the Company (provided, that any

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                                       5


adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights); (vii) the occurrence of a Tender Offer for more than 10% but less than 50% of the outstanding voting shares of any class of the Company; or (viii) any other similar event that may have a diluting or concentrative effect on the theoretical value of the Underlying Securities.

         "Reference Price" means, on any day, if the Underlying Security is listed on the New York Stock Exchange, the American Stock Exchange (or their respective successors) or any other auction exchange that has a price as of the Valuation Time at which any trade can be submitted for execution, the price of the Underlying Security as of the Valuation Time as reported in the official real-time price dissemination mechanism, and if the Underlying Security is quoted on The Nasdaq National Market (or its successor) or any other dealer exchange or dealer quotation system, the mid-point of the best bid and ask prices quoted as of the Valuation Time (or the last such prices quoted immediately before the Valuation Time) without regard to quotations that lock or cross the dealer exchange or quotation system.

         "Related Exchange" means the principal exchange or quotation system on which option contracts and futures contracts on the Underlying Securities trade or any successor to such exchange or quotation system.

         "Replacement Value" means the amount, calculated by the Non-Defaulting Party, that would be required to be paid by or to the Non-Defaulting Party for an instrument that would have the effect of preserving the economic equivalent of the payment and/or delivery obligations of the parties under this Master Agreement that would, but for the occurrence of an Event of Default or an Early Termination Event, otherwise have fallen due.

         "Settlement Business Day" means a day on which the clearance system for trades in the Underlying Security is open for acceptance and execution of settlement instructions.

         "Settlement Date" means, in the event a Transaction is settled in cash, the third Settlement Business Day following the Termination Date, and in the event a Transaction is settled in shares pursuant to Section 2, the third Settlement Business Day following the Net Share Valuation Date (as defined in
Section 2(b) below).

         "Settlement Disruption Event" means an event beyond the control of the parties as a result of which the relevant clearance system cannot clear the transfer of the shares.

         "Suspension Period" means the Exchange Business Days during which the Valuation Period is suspended, and the Termination Date consequently extended, under Sections 3(b),(c) and (d) hereof.

         "System Disruption" means any event that materially disrupts (as determined by the Calculation Agent) the ability to effect transactions in the Underlying Securities on the Exchange or in options contracts or futures relating to the Underlying Securities on the Related Exchange(s). The types of disruptions contemplated by this provision include, but are not limited to, (a) the temporary closure and re-opening of the Exchange(s) or Related Exchange(s) at any point during the regular trading session and (b) a material systems failure of the trading, communications and connectivity systems to the Exchange(s) or Related Exchange(s).

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                                       6


         "Tender Offer" means a tender offer by any entity or person to purchase the outstanding voting shares of any class of the Company, as determined by the Calculation Agent, based upon the making of filings with governmental agencies and/or the nature and terms of the offer.

         "Termination Date" means, for each Transaction, as set forth in the related Trade Supplement and any subsequent date which results from a suspension or extension of the Valuation Period as provided herein, and if not an Exchange Business Day, the next succeeding Exchange Business Day thereafter.

         "Time of the Order" means the time at which the Company places an order with Goldman Sachs to enter into a Transaction.

         "Trade Date" means, for each Transaction, as set forth in the related Trade Supplement.

          "Underlying Security" means the common stock of PSS World Medical, Inc., par value $0.01 per share.

         "Valuation Period" means each Exchange Business Day during the period commencing on and including either (i) in the event that the Time of the Order is prior to open of the Exchange on the Trade Date, the Trade Date or (ii) in the event that the Time of the Order is after the open of the Exchange on the Trade Date, the first succeeding Exchange Business Day following the Trade Date to, and including, the Termination Date (but excluding any day on which the Valuation Period is suspended in accordance with Sections 3(b), (c) and (d) hereof and including any day(s) by which the Valuation Period is extended in accordance with Section 5(b) hereof).

         "Valuation Time" means the close of the regular trading session (including any extensions thereof) on the Exchange without regard to pre-open or after hours trading outside of such regular trading session.

2.       Settlement

         (a) Cash Settlement

         Unless the Company has notified Goldman Sachs at least 10 Exchange Business Days prior to the originally scheduled Termination Date (the "Notification Date") of its election to settle by a share settlement ("Share Settlement") as provided in Section 2(b) below in the case where the Final Portfolio Value is greater than the Notional Amount and has satisfied the conditions to effecting a Share Settlement set forth in Section 2(b) below, the parties will settle a Transaction in cash on the Settlement Date as follows:

          (i) If the Final Portfolio Value is less than the Notional Amount, then Goldman Sachs shall pay to the Company an amount equal to (i) the lesser of (a) the Notional Amount minus the Final Portfolio Value and
          (b) the Floored Settlement Amount or (ii) to the extent that the Trade Supplement specifies that the Floored Settlement Amount is "Not Applicable", the Notional Amount minus the Final Portfolio Value;
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          (ii) If the Final Portfolio Value is greater than the Notional Amount, then the Company shall pay to Goldman Sachs an amount equal to (i) the lesser of (x) the Final Portfolio Value minus the Notional Amount and
          (y) the Capped Settlement Amount or (ii) to the extent that the Trade Supplement specifies that the Capped Settlement Amount is "Not Applicable", the Final Portfolio Value minus the Notional Amount; and

          (iii) If the Final Portfolio Value is equal to the Notional Amount, no payment is made.

In the case of (i) or (ii), the amount due to a party (the "Final Settlement Amount") shall be paid in immediately available funds to the account of such party as each shall specify in writing.

(b)      Share Settlement

         In the event that the Company owes Goldman Sachs the Final Settlement Amount and the Company has elected Share Settlement in each case pursuant to
Section 2(a) above, then the settlement procedure shall be as follows:
Settlement shall be made by delivery of the number of shares of the Underlying Security equal in value to the Final Settlement Amount (the "Settlement Shares"), with such shares' value based on the Reference Price of the Underlying Securities on the Net Share Valuation Date. The "Net Share Valuation Date" is the Exchange Business Day immediately following the Termination Date. Delivery of such shares shall be made free of any contractual or other restrictions in good transferable form by the third Exchange Business Day following the Net Share Valuation Date unless a Settlement Disruption Event prevents delivery of such shares on that day. If a Settlement Disruption Event does prevent delivery on that day, then the Settlement Date will be the first succeeding day on which delivery of the shares can take place (through the relevant clearance system or in any other commercially reasonable manner). In addition, such delivery shall be made free and clear of any lien, encumbrance, claim, pledge, charge, restriction or impediment to transfer of any nature whatsoever (other than under the Securities Act of 1933, as amended (the "Securities Act") with respect to any Unregistered Share (as defined below)), the Company warranting to Goldman Sachs at the time of such delivery that it has good, valid and marketable title or right to sell and transfer all such Underlying Securities to Goldman Sachs under the terms of this Master Agreement. Goldman Sachs or any affiliate of Goldman Sachs designated by Goldman Sachs (Goldman Sachs or such affiliate, "GS") shall resell the Settlement Shares during a period (the "Resale Period") commencing on the first Exchange Business Day immediately following the Exchange Business Day on which the Settlement Shares are delivered. GS shall use it good faith, commercially reasonable efforts to sell the Settlement Shares as promptly as possible at commercially reasonable prices based on prevailing market conditions for the Underlying Securities and the Company.

         The Resale Period shall end on the Exchange Business Day on which GS completes the sale of all Settlement Shares or a sufficient number of Settlement Shares so that the realized proceeds of such sales exceed the Final Settlement Amount. Notwithstanding the foregoing, if resale by GS of the Settlement Shares would, as determined by GS in its sole discretion (i) occur during a distribution for purposes of Regulation M under the Exchange Act ("Regulation M") and if GS would be subject to the restrictions of Rule 101 of Regulation M in connection with such distribution, the Resale Period will be postponed or tolled, as the case may be, until the Exchange Business Day immediately following the end of any "restricted period" as such term is defined in

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                                       8


Regulation M with respect to such distribution under Regulation M or (ii) conflict with any legal, regulatory or self-regulatory requirements or related policies and procedures applicable to GS (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by
GS), the Resale Period will be postponed or tolled, as the case may be, until such conflict is no longer applicable. During the Resale Period, if the net proceeds from the resale of the Settlement Shares exceed the Final Settlement Amount, GS shall refund such excess in cash to the Company by the close of business on the third Exchange Business Day immediately following the last day of the Resale Period. If the Final Settlement Amount exceeds the net proceeds from such resale, the Company shall transfer to GS by the close of business on the third Exchange Business Day immediately following the last day of the Resale Period the amount of such excess (the "Additional Amount") in cash or in the number of shares of the Underlying Security ("Make-whole Shares") in an amount that, based on the Reference Price on the last day of the Resale Period, has a dollar value equal to the Additional Amount. Resale of the Make-whole Shares of the Underlying Security shall be made during the period commencing on the Exchange Business Day immediately following the delivery of the Make-whole Shares. If the Company elects to pay the Additional Amount in shares of the Underlying Security, the requirements set forth in this Section 2(b) shall apply. This provision shall be applied successively until the Additional Amount is equal to zero.

         Share Settlement of a Transaction by the Company is subject to the following conditions: the Company at its sole expense shall (i) have, prior to the Termination Date, registered pursuant to an effective registration statement reasonably satisfactory to GS (the "Registration Statement") filed under the Securities Act the offering and sale by GS of not less than 150% of the shares of the Underlying Security necessary to fulfill the Share Settlement delivery obligation by the Company (determining the number of such shares to be registered on the basis of the average of the Reference Prices on the five (5) Exchange Business Days prior to the Termination Date); (ii) maintain the effectiveness of the Registration Statement from the Termination Date until the date GS has sold all shares to be delivered by the Company in satisfaction of its Share Settlement obligations; (iii) have afforded GS a reasonable opportunity to conduct a due diligence investigation of the Company customary in scope for transactions in which GS acts as underwriter of equity securities, and GS shall have been satisfied (with the approval of its Commitments Committee in accordance with its customary review process) with the results of such investigation; (iv) shall have negotiated and entered into an agreement with GS providing for such covenants, conditions, representations and warranties, and indemnities and contribution rights as are customary for GS equity underwriting agreements, together with customary certificates and opinions of counsel and letters of independent auditors of the Company to be delivered to GS prior to the Termination Date, covering the shares to be delivered by the Company in satisfaction of its Net Share Settlement obligations; (v) have delivered to GS, prior to the Termination Date, such number of prospectuses relating thereto as GS shall have reasonably requested and shall promptly update and provide GS with replacement prospectuses as necessary to ensure the prospectus does not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; (vi) have retained for GS, nationally-recognized underwriting counsel acceptable to GS (in its sole discretion) with broad experience in similar registered securities offerings and such counsel shall have agreed to act as such; (vii) have taken all steps necessary for the shares sold by GS to be listed or quoted on the Exchange that the Underlying Securities are listed or quoted on; (viii) have paid all reasonable and actual out-of-pocket costs and expenses of GS and all reasonable

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                                       9


and actual fees and expenses of GS's outside counsel and other independent experts in connection with the foregoing and (ix) take such action as is required to ensure that GS's sale of the Underlying Securities does not violate, or result in a violation of, the federal or state securities laws.

         If any of these conditions are not satisfied prior to the Termination Date then the Company may deliver Unregistered Shares (as defined below) to GS in accordance with the following conditions. If GS and the Company can agree on acceptable pricing, procedures and documentation relating to the sale of such Unregistered Shares (including without limitation, applicable requirements in (iii) through (ix) above and insofar as pertaining to private offerings), then such Unregistered Shares shall be deemed to be the "Settlement Shares" for the purposes of this Master Agreement and the settlement procedure specified in this
Section 2(b) shall be followed except that in the event that the Final Settlement Amount exceeds the proceeds from the sale of such Unregistered Shares, then for the purpose of calculating the number of "Make-whole Shares" to be delivered by the Company, GS shall determine the discount to the Reference Price at which it can sell the Unregistered Shares. Notwithstanding the delivery of such Unregistered Shares, the Company shall endeavor in good faith to have a Registration Statement declared effective by the SEC as soon as practical. In the event that GS has not sold sufficient Unregistered Shares to satisfy the Company's obligations to GS contained herein at the time that such Registration Statement is declared effective, GS shall return all unsold Unregistered Shares to the Company and the Company shall deliver such number of shares of the Underlying Security covered by the effective Registration Statement equal to 150% of the amount then owed to GS based on the Reference Price on the Exchange Business Day that the Registration Statement was declared effective. Such shares shall be deemed to be the "Settlement Shares" for the purposes of this Master Agreement and the settlement procedure specified in this Section 2(b) shall be followed. In all cases GS shall be entitled to take any and all required actions in the course of its sales of the Settlement Shares, including without limitation making sales of the Unregistered Shares only to "Qualified Institutional Buyers" (as such term is defined under the Securities Act), to ensure that the sales of the Unregistered Shares and the Settlement Shares covered by the Registration Statement are not integrated resulting in a violation of the securities laws and the Company agrees to take all actions requested by GS in furtherance thereof. If GS and the Company cannot agree on acceptable pricing and documentation relating to the sales of such Unregistered Shares then the number of Unregistered Shares to be delivered to GS shall not be based on the Reference Price but rather GS shall determine the value attributed to each Unregistered Share in a commercially reasonable manner and based on such value the Company shall deliver a number of Shares equal to the Final Settlement Amount.

         For the purposes hereof "Unregistered Shares" means shares of the Underlying Security that have not been registered pursuant to an effective registration statement under the Securities Act and any state securities laws ("Blue Sky Laws") and that cannot be sold, transferred, pledged or otherwise disposed of without registration under the Securities Act or under applicable Blue Sky Laws unless such sale, transfer, pledge or other disposition is made in a transaction exempt from registration thereunder.


         In the event that the Company delivers Unregistered Shares pursuant to an election of Share Settlement then the Company agrees to indemnify and hold harmless GS, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (GS and each such person

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                                       10


being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, relating to or arising out of any of the transactions contemplated by this Master Agreement concerning Share Settlement with the Unregistered Shares. The foregoing indemnity shall exclude losses that GS incurs solely by reason of the proceeds from the sale of the Capped Number (as defined below) of Unregistered Shares being less than the Final Settlement Amount, Default Termination Amount or Early Termination Amount. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from GS's willful misconduct, gross negligence or bad faith in performing the services that are subject of this Master Agreement or from information provided in writing by GS for inclusion in the Registration Statement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then the Company shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, the Company will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to the Company) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of the Company. The Company also agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of any matter concerning Share Settlement with the Unregistered Shares except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence, willful misconduct or bad faith of the Indemnified Party.


         In no event shall the number of Settlement Shares (including, without duplication, any Unregistered Shares) and any Make-whole Shares be greater than 450,000 Underlying Securities (the "Reserved Shares") minus the amount of Underlying Securities actually delivered under any other Transaction(s) under the Master Agreement (the "Capped Number"). The Reserved Shares may be increased or decreased in a Trade Supplement and the provisions in such Trade Supplement shall govern in the event of any inconsistency. The Company represents and warrants (which shall be deemed to be repeated on each day that a Transaction is outstanding) that the Capped Number (as amended from time to time in a Trade Supplement) is equal to or less than the number of Underlying Securities determined according to the following formula:

                                      A - B

                  Where A = the number of authorized but unissued Underlying Securities that are not reserved for future issuance on the date of the determination of the Capped Number; and

                           B = the maximum number of Underlying Securities required to be delivered to third parties if the Company elected Share Settlement of all transactions in the Underlying Securities (other than Transactions under this Master Agreement) with all third parties that are then currently outstanding and unexercised.

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                                       11


(c) Any cash amount owed by one party to another party and not paid in immediately available funds on the third Exchange Business Day following the Termination Date shall accrue interest commencing on (and including) the third Exchange Business Day following the Termination Date to (but excluding) the date of payment at the rate, to the extent permitted by applicable law, of 2 per cent per annum above Morgan Guaranty Trust Company's prime (or base) commercial loan rate for short term borrowings as in effect from time to time. For the avoidance of doubt the Company may elect to pay such interest amount by electing Share Settlement with respect to such amount in accordance with the provisions of
Section 2(b).

3.       Goldman Sachs Hedging Transactions

     (a) The Company acknowledges that during the Valuation Period Goldman Sachs may, in its discretion, purchase shares of the Underlying Security to hedge market risk under this Master Agreement and agreements with third parties. These purchases will be conducted independently of the Company. The Company will not in any way direct the timing of such purchases, the price paid per share of the Underlying Security or the manner in which such purchases are made. The timing of such purchases by Goldman Sachs, the price paid per share of the Underlying Security and the manner in which such purchases are made shall be within the sole discretion of Goldman Sachs. Goldman Sachs shall make such purchases for its own account and shall not act as the Company's agent.

     (b) If the Company concludes that it will be engaged in a distribution of the Underlying Security for purposes of Regulation M, the Company agrees that it will, on one Exchange Business Day's written notice, direct Goldman Sachs not to purchase Underlying Securities in connection with hedging this transaction during the "restricted period" (as defined in Regulation M). If on any Exchange Business Day the Company delivers written notice (and confirms by telephone) by 8:30 a.m. New York Time (the "Notification Time") then such notice shall be effective to suspend the Valuation Period as of such Notification Time. In the event that the Company delivers notice and/or confirms by telephone after the Notification Time, then the Valuation Period shall be suspended effective as of 8:30 a.m. New York Time on the following Exchange Business Day or as otherwise required by law or agreed between the Company and Goldman Sachs. The Valuation Period shall be suspended and the Termination Date extended for each Exchange Business Day in such Suspension Period.

     (c) In the event that Goldman Sachs concludes, in its sole discretion, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Goldman Sachs), for it to refrain from purchasing Underlying Securities on any Exchange Business Day during the Valuation Period, Goldman Sachs shall use its good faith efforts to give one (1) Exchange Business Day's advance (if permitted by applicable law, regulations, policies and procedures) written notice to the Company elect to suspend the Valuation Period for such number of Exchange Business Days as is specified in the notice. The notice shall not specify, and Goldman Sachs shall not otherwise communicate to the Company, the reason for Goldman Sachs' election of a Suspension Period. The Valuation

Period shall be suspended and the Termination Date extended for each Exchange Business Day in such Suspension Period.

     (d) On no more than two occasions and upon written notice to Goldman Sachs prior to 8:30 a.m. New York time on any Exchange Business Day during the Valuation Period, the Company may elect to suspend the Valuation Period for such number of Exchange Business Days as is specified in the notice up to a maximum of 30 calendar days. The notice shall not specify, and the Company shall not otherwise communicate to Goldman Sachs, the reason for the Company's election of a Suspension Period. The Valuation Period shall be suspended and the Termination Date extended for each Exchange Business Day in such Suspension Period.

     (e) In the event that the Valuation Period is suspended pursuant to Sections 3(b) or (c) above during the regular trading session on the Exchange then the Calculation Agent shall, in calculating the Final Portfolio Value, calculate the Market Price for such Exchange Business Day based on the time during such Exchange Business Day that the Valuation Period was not suspended and the historical volume of trades executed during this period.

4.       Company Purchases

     (a) Except with respect to block purchases conducted pursuant to subparagraph (b) below, the Company (or any "affiliated purchaser" as defined in Rule 10b-18 under the Exchange Act ("Rule 10b-18")) shall not without the prior written consent of Goldman Sachs purchase any Underlying Securities, or securities that are convertible into, or exchangeable or exercisable for the Underlying Securities during any Valuation Period. During this time, any purchases of Underlying Securities by the Company shall be made through Goldman Sachs, and in compliance with Rule 10b-18 or otherwise in a manner that the Company and Goldman Sachs believe is in compliance with applicable requirements. Goldman Sachs agrees that any fees or charges to the Company in connection with such purchases shall be reasonable. Each such purchase by the Company of the Underlying Securities shall be disregarded for purposes of determining the Final Portfolio Value. This subparagraph (a) shall not restrict any purchases by the Company of Underlying Securities effected during any suspension of any Valuation Period in accordance with Section 3(b) and, as provided in the definition of Final Portfolio Value, purchases during such suspension shall be disregarded in calculating the Final Portfolio Value.

     (b) The Company may, through Goldman Sachs, effect purchases of blocks (as defined in Rule 10b-18) of the Underlying Securities in transactions intended to comply with Rule 10b-18 (including blocks available on stock exchanges) during the term of this Master Agreement. In any such case, the Company will advise Goldman Sachs prior to it or any affiliated purchaser conducting such purchases, and Goldman Sachs will cease its purchases of the Underlying Securities contained in such block. Each such block purchase by the Company of the Underlying Securities shall be disregarded for purposes of determining the Final Portfolio Value. The Company may also, without the prior consent of Goldman Sachs, effect purchases of blocks of the Underlying Securities that are not solicited by or on behalf of the Company or an affiliated purchaser (as provided in Rule 10b-18(b)(1)(i)). The Company will advise Goldman Sachs promptly following any such purchase, and such purchase will be disregarded for purposes of determining the Final Portfolio Value.

     (c) The Company is entering into this Master Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act ("Rule 10b5-1"). It is the intent of the parties that this Master Agreement comply with the requirements of Rule 10b5-1(c)(1)(i)(A) and (B) and this Master Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c). The Company will not seek to control or influence Goldman Sachs to make "purchases or sales" (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under this Master Agreement, including, without limitation, Goldman Sachs' decision to enter into any hedging transactions. The Company represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Agreement under Rule 10b5-1.

5.       Adjustment of Terms

     (a) If at any time after the date of this Master Agreement, a Potential Adjustment Event shall occur, the Calculation Agent will determine whether such Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of the Underlying Securities, and if so, then the Calculation Agent will: (i) make the corresponding adjustment(s) to the number of Underlying Securities, the Notional Amount and the Final Portfolio Value and, in any case, any other variable relevant to the exercise, settlement or payment terms of this Master Agreement as the Calculation Agent determines appropriate to account for that diluting or concentrative effect and (ii) determine the effective date(s) of the adjustment(s); provided that all adjustments will be made pro rata based on the number of Exchange Business Days having elapsed in the Valuation Period up to the effective date of the event as referenced above. The Calculation Agent may (but need not) determine the appropriate adjustment(s) by reference to the adjustment(s) in respect of such Potential Adjustment Event made by an options exchange to options on the relevant Underlying Securities traded on that options exchange. The determinations of the Calculation Agent so selected will, absent bad faith or manifest error, be final.

     (b) The Termination Date (as adjusted for any Suspension Period elected by the Company) will be postponed if any Market Disruption Event(s) occur. In the event that one or more Market Disruption Events shall occur, the Calculation Agent, in calculating the Final Portfolio Value (i) shall determine the Market Price for the relevant Exchange Business Day(s) on which the Market Disruption Event(s) occurred by reducing the weight of such day(s) based on the duration of the relevant Market Disruption Event(s) and the historical volume of trades executed during the period of such Market Disruption Event(s) and (ii) shall calculate the Market Price for the aggregate weight of the reductions attributable to Market Disruption Events (the "Aggregate Weight") by allocating, subject to the proviso below, the Aggregate Weight to the Exchange Business Day following the scheduled Termination Date provided that to the extent that the aggregate weight allocated to such day exceeds the "Daily Maximum Weight," the Calculation Agent shall add additional Exchange Business Days to the Valuation Period such that no more than the Daily Maximum Weight is assigned to each such day. To the extent that a Market Disruption Event has occurred on 5 consecutive Exchange Business Days during the Valuation Period, then, notwithstanding the occurrence of a Market Disruption Event, the Calculation Agent shall (after consultation with the Company) either determine the Market Price using its good faith estimate of the Market Price that would have prevailed but for the occurrence of the Market Disruption Event(s) or elect to further extend the Valuation Period as it deems necessary. The "Daily Maximum Weight" is equal to the product of the Portfolio multiplied by a fraction, the numerator of which is one and the denominator of which is the number of Exchange Business Days in the Valuation Period.

     (c) In the event that any price published on the Exchange and which is utilized for any calculation or determination made under any Transaction is subsequently corrected and published by the Exchange within 3 Exchange Business Days of the previously published price, either party may notify the other party of (i) that correction and (ii) the amount that is payable as a result of that correction and to the extent necessary the Calculation Agent will adjust the terms of such Transaction to account for such correction.

6.       Representations, Warranties and Agreements

     (a) The Company and Goldman Sachs each represent and warrant to and covenant with the other that:

     (i) each party is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

     (ii) this Master Agreement and each Trade Supplement has been duly authorized, executed and delivered by such party and constitutes its valid and legally binding obligation, enforceable against such party in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

     (iii) the execution and delivery of this Master Agreement and each Trade Supplement by such party does not, and the performance by it of its obligations hereunder will not, violate, conflict with or constitute a breach under any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any agreement or instrument to which it is party or which is binding on any of its properties or any of its internal policies or procedures;

     (iv) all governmental and other consents that are required to have been obtained by it with respect to this Master Agreement and each Trade Supplement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

     (v) no Event of Default or, to its knowledge, no Early Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Master Agreement;

     (vi) there is not pending or, to its knowledge, threatened against it any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Master Agreement or its ability to perform its obligations under this Master Agreement; and

     (vii) it is an "eligible contract participant," as defined in the U.S. Commodity Exchange Act, as amended, and is entering into this Master Agreement hereunder as principal and not for the benefit of any third party.

     (b) In addition to the foregoing, the Company represents and warrants to, and covenants with, Goldman Sachs that (i) as of the date hereof and (ii) for the period from the Time of the Order for each Transaction until the time that each party has fully performed all of its obligations under the related
Transaction:

     (i) the Company is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by the Company pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

     (ii) the entering into of each Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act; (iii) it is not entering into any Transaction on the basis of any material non-public information with respect to the Underlying Securities or in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer;

     (iv) it is not entering into any Transaction to create, and will not engage in any other securities or derivative transaction to create, a false or misleading appearance of active trading or market activity in the Underlying Securities (or any security convertible into or exchangeable for the Underlying Securities), or which would otherwise violate the Exchange Act;

     (v) each Transaction is being entered into pursuant to a publicly disclosed share buy-back program and its Board of Directors has approved the use of an accelerated share repurchase program to effect the share buy-back program;

     (vi) it is acting for its own account, and is capable of and has made its own independent decisions to enter into each Transaction and as to whether such Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers (including, without limitation, legal, tax and accounting) as it has deemed necessary, including advice from its tax advisor regarding the tax implications of each Transaction. No communication (written or oral) received from Goldman Sachs shall be deemed to be an assurance or guarantee as to the expected results of any Transaction. In particular Goldman Sachs is not making any representations or warranties with respect to the treatment of any Transaction under EITF 00-19 (or any successor issue statement) or under FASB's Equities & Liabilities Project;

     (vii) it has been given the opportunity to obtain information from Goldman Sachs concerning the terms and conditions of each Transaction necessary in order for it to evaluate the merits and risks of such Transaction. Notwithstanding the foregoing, it is not relying on any communication
     (written or oral) of Goldman Sachs as investment advice or as a recommendation to enter into any Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction are made incidental to Goldman Sachs' business and shall not be considered investment advice or a recommendation to enter any Transaction;

     (viii) Goldman Sachs is not acting as a fiduciary for or an adviser to it in respect of any Transaction;

     (ix) (A) the Underlying Securities or securities that are convertible into, or exchangeable or exercisable for Underlying Securities are not subject to a "restricted period" as such term is defined in Regulation M and (B) the Company (or any "affiliated purchaser" as defined in Rule 10b-18) shall not purchase any Underlying Securities, or securities that are convertible into, or exchangeable or exercisable for the Underlying Securities other than in transactions effected through Goldman Sachs;

     (x) the information concerning the total number of shares of the Underlying Securities or securities that are convertible into, or exchangeable or exercisable for Underlying Securities, purchased by or for the Company or any of its affiliated purchasers during the four full calendar weeks immediately preceding the commencement of any Valuation Period, will be complete and correct in all respects;

     (xi) it has not, and during any Valuation Period (as extended pursuant to the provisions of Section 3 and/or Section 5 herein) will not, enter into agreements similar to the Transactions described herein where the valuation period in such other transaction will overlap at any time (including as a result of extensions in such valuation period as provided in the relevant agreements) with any Valuation Period (as extended pursuant to the provisions of Section 3 and/or Section 5 herein) under this Master
     Agreement. In the event that the valuation period in any other similar transaction overlaps with a Valuation Period as a result of any extension made pursuant to Section 3 and/or Section 5 herein, the Company shall promptly amend such transaction to avoid any such overlap; and

     (xii) Upon entering into each Transaction the Company covenants that it will immediately retire the number of shares of the Underlying Security in the relevant Portfolio purchased by it in connection with the relevant Transaction from an entity affiliated with Goldman Sachs.

7.       No Event of Default or Early Termination Event

         Each obligation of a party under this Master Agreement to make a payment or deliver Underlying Securities is subject to the condition precedent that no Event of Default or Early Termination Event (or event that, with the lapse of time or the giving of notice or both, would become an Event of Default), in each case by or with respect to the other party, has occurred and is continuing. Upon the occurrence of an Event of Default or Early Termination Event, the provisions of Sections 9, 10 and 11 shall govern.

8.       Accelerated Expiration

         Upon the occurrence of a Merger Event or a Nationalization, with respect to that portion of any consideration received for the Underlying Securities that consists of cash, Goldman Sachs may, in its discretion, upon one Business Day's notice to the Company, terminate and settle (effective on the Merger Date, or in the case of a Nationalization, the date of the first public announcement of a firm intention to nationalize as determined by Goldman Sachs) all (but not less than all) of the portion of the Portfolio represented by the cash consideration. For the purpose of determining such portion, consideration for Underlying Securities upon a Merger Event when a holder of Underlying Securities may elect the type of merger consideration received following a Merger Event shall be deemed cash consideration to the fullest extent possible. In exercising such right, Goldman Sachs shall have the rights and obligations of the Non-Defaulting Party and the Company shall have the rights and obligations of the Defaulting Party, each as set forth in Section 11(b) through Section 11(e) except that the Early Termination Amount shall only be payable in cash as provided in Section 11 with the proviso that the penultimate sentence in Section 11(c) shall not apply in the case of an early termination pursuant to this section.

9.       Termination

(a) If any of the following events (each an "Early Termination Event") shall occur, then a party shall have the right to terminate and settle this Master Agreement by providing written notice of such election to the Affected Party. The date of such notice shall be the "Early Termination Date". The party exercising its termination rights pursuant to this Section 9 shall have the rights and obligations of the Non-Defaulting Party and the other party shall have the rights and obligations of the Defaulting Party, each as set forth in
Section 11(b) through Section 11(e):

     (i) the price of the Underlying Securities on the Exchange at any time falls below the Termination Price (as specified in the related Trade Supplement) provided (for the avoidance of doubt only) that such Early Termination Event shall be an Early Termination Event only with respect to the Transaction documented in such related Trade Supplement. For purposes of this paragraph, the Company shall be the "Affected Party";

     (ii) the unsecured and unsubordinated long-term obligations of the Company (which will be the "Affected Party") are rated either below "B+" by

     Standard & Poor's Rating Services or below "B2" by Moody's Investors Services, Inc. (or their successors);

     (iii) the occurrence of a or a Nationalization (effective on the date of the first public announcement of a firm intention to nationalize as determined by the Calculation Agent) in respect of which the consideration received for the Underlying Securities does not consist of cash. For the avoidance of doubt, in the event that cash and other consideration are received for the Underlying Securities, this Early Termination Event shall only apply with respect to the portion of the Portfolio remaining after giving effect to the calculations pursuant to Section 8 this Master
     Agreement. For purposes of this paragraph, the Company shall be the "Affected Party";

     (iv) the Underlying Securities cease to be listed or quoted by any of the New York Stock Exchange, Inc., the American Stock Exchange or The Nasdaq National Market (or their respective successors) and are not immediately re-listed (as determined by the Calculation Agent) for any reason (other than a Merger Event). For purposes of this paragraph, the Company shall be the "Affected Party"; or

     (v) it becomes unlawful to perform for the Company or Goldman Sachs (such party to be the "Affected Party") any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of this Master Agreement or to comply with any other material provision of this Master Agreement, due to the adoption of, or any change in, applicable law after the date on which this Master Agreement is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date.

     (b) The Company shall have the right to terminate this Master Agreement at any time after the Termination Date by providing written notice to Goldman Sachs.

10.      Default

     If any of the following events (each an "Event of Default") shall occur with respect to a party to this Master Agreement (the "Defaulting Party"), the party which is not in default (the "Non-Defaulting Party") shall have the rights set forth in Section 11(a) through Section 11(e):

     (i) the Defaulting Party fails to perform any obligation required to be performed under this Master Agreement or under any other agreement between the Company and Goldman Sachs or its affiliated entities and such failure is not cured within one (1) Exchange Business Day after receipt of notice thereof;

     (ii) the Defaulting Party repudiates any of its obligations hereunder;

          (iii) a party or any guarantor of such Defaulting Party (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes bankrupt, insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within fifteen (15) days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all it assets; (vii) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within fifteen (15) days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clause (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

          (iv) a representation made or repeated or deemed to have been made or repeated by a party proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated; or

          (v) a default, event of default or other similar condition or event in respect of the Defaulting Party under one or more agreements or instruments relating to indebtedness of the Defaulting Party in an aggregate amount in excess of $50,000,000 which has resulted in such indebtedness becoming due and payable before it would otherwise have been due and payable shall have occurred; or a default by the Defaulting Party in making one or more payments on the due date thereof in an aggregate amount in excess of $50,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period) shall have occurred.

11.      Remedies

     (a) Upon the occurrence of an Event of Default, the Non-Defaulting Party may by written notice to the Defaulting Party sent at any time while an Event of Default is continuing and specifying the Event of Default, elect to terminate and settle this Master Agreement in accordance with this Section 11 on the date specified in (which shall be no later than 20 days after receipt by the Defaulting Party of the notice)and no earlier than the date of the notice (the "Default Termination Date").

     (b) If a Default Termination Date or Early Termination Date (as the case may be) occurs, (i) the Non-Defaulting Party shall calculate the Replacement Value and shall give the other party Company written notice thereof (including reasonable detail of the calculation thereof) and (ii) the Non-Defaulting Party shall calculate the Default Termination Amount or Early Termination Amount (as the case may be) payable by one party to the other and shall as soon as reasonably practicable give to the Defaulting Party a statement thereof.

     (c) The Default Termination Amount or Early Termination Amount (as the case may be) shall be payable on the Exchange Business Day immediately after notice of its amount is given to the Defaulting Party and, unless payable by the Non-Defaulting Party, shall be paid in cash (subject to the next sentence) in immediately available funds together with interest thereon from (and including) the Default Termination Date or Early Termination Date (as the case may be) to (but excluding) the date of payment at the rate, to the extent permitted by applicable law, of two (2) per cent per annum above Morgan Guaranty Trust Company's prime (or base) commercial loan rate for short term borrowings as in effect from time to time. Except in the case of an early termination of this Master Agreement pursuant to Section 8 hereof, the Company shall have the right, in its sole discretion and by giving notice to Goldman Sachs within one (1) Exchange Business Day after the notice fixing an Early Termination Date or Default Termination Date (as the case may be) is effective, to make the payment of the Default Termination Amount or the Early Termination Amount (in each case, including any interest thereon) by electing to Share Settle the transaction in accordance with the terms and conditions for Share Settlement herein. The parties intend that this Master Agreement be a "securities contract" as defined in Section 741(11) of the U.S. Bankruptcy Code.

     (d) The  parties  hereby  agree  that the  amounts  recoverable  under this
Section 11 are a reasonable pre-estimate of loss and not a penalty. Such amounts are payable for the loss of bargain.

     (e) The Non-Defaulting Party's rights under this Section 11 shall be cumulative and in addition to, and not in limitation or exclusion of, any other rights which the Non-Defaulting Party may have (whether by agreement, operation of law or otherwise) against the Defaulting Party.

12.      Assignment and Transfer

     This Master Agreement and any Transaction(s) may not be assigned or transferred by either party hereto without the consent of the other party, except that Goldman Sachs may transfer this Master Agreement and any Transaction(s) without the consent of the Company pursuant to an assignment and delegation of all of Goldman Sachs' rights and obligations hereunder in whatever form Goldman Sachs determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of Goldman Sachs' assets and business and that assumes such obligations by contract, operation of law or otherwise and provided that an adverse tax event for the Company would not result other than with respect to a transfer to an entity that the income of which is subject to tax only in the United States. Upon any such delegation and assumption or transfer of obligations, Goldman Sachs shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

13.      Additional Provisions

     (a) No interest in Option Securities or Hedge. This Master Agreement and each Transaction entered into hereunder do not create any obligation on the part of Goldman Sachs or any of its affiliates to invest in the Underlying Securities or to otherwise hedge its obligations hereunder. To the extent that any such investment or hedge is made by Goldman Sachs or any of its affiliates, such investment or hedge will be on its behalf only, and each of Goldman Sachs and the Company acknowledges that this Master Agreement and each Transaction entered into hereunder will not create for the Company either a direct or indirect interest in the Underlying Securities or any such hedge or investment.

     (b) No Collateral. Goldman Sachs and the Company acknowledge that with respect to this Master Agreement and each Transaction entered into hereunder the obligations of the Company are not secured by any collateral that would otherwise secure the obligations of the Company to Goldman Sachs under any other agreement.

     (c) Status of Claims in Bankruptcy. Goldman Sachs acknowledges and agrees that this Master Agreement and each Trade Supplement entered into hereunder are not intended to, and do not, convey to Goldman Sachs rights with respect to the Transactions hereunder that are senior to the claims of holders of the Underlying Securities in any U.S. bankruptcy proceedings with respect to the Company.

14.      Governing Law

     This Master Agreement and each related Trade Supplement shall be governed by the laws of the State of New York, without reference to its choice of laws rules. 15. Notices

     Notices under this Master Agreement may be made by phone and confirmed in writing or by facsimile to the addresses or facsimile numbers show below:

         To the Company:

         Attn:  David Bronson, Chief Financial Officer
         4345 Southpoint Boulevard
         Jacksonville, Florida 32216
         Phone: (904) 332-4172
         Fax: (904) 332-3205

         with a copy to:

         Willkie Farr & Gallagher
         787 Seventh Avenue
         New York, NY 10019
         Attn: William J. Grant, Jr.
         Phone:  (212) 728-8223
         Fax:  (212) 728-9223

         To Goldman Sachs:

         Goldman, Sachs & Co.
         One New York Plaza
         New York, NY 10004
         Attn:  James Ziperski
         Phone:  (212) 902-8557
         Fax:  (212) 346-2126

         with a copy to:

         Goldman, Sachs & Co.
         85 Broad Street
         New York, NY 10004
         Attn:  Compliance Control Room
         Phone:  (212) 902-1511
         Fax:(212) 902-4140

16.      Calculations

     The Calculation Agent shall, in good faith, make all calculations required by this Master Agreement.

17.      Arbitration

     (a) Arbitration is final and binding on the Company and Goldman Sachs

     (b) The Company and Goldman Sachs are waiving their right to seek remedies in court, including the right to a jury trial.

     (c) Pre-arbitration discovery is generally more limited than and different from court proceedings.

     (d) The arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

     (e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

     Any controversy between or among Goldman Sachs or its affiliates, or any of its or their partners, directors, agents or employees, on the one hand, and the Company or its agents and affiliates, on the other hand, arising out of or relating to this Master Agreement or any transaction entered into hereunder, shall be settled by arbitration, in accordance with the then current rules of, at the Company's election, the American Arbitration Association ("AAA") or the Board of Arbitration of the New York Stock Exchange, Inc. ("BANYSE"). If the Company does not make such election by registered mail addressed to Goldman Sachs within five (5) Exchange Business Days after receipt of notification from

Goldman Sachs requesting such election, then the Company irrevocably authorizes Goldman Sachs to make such election on behalf of the Company. The award of the arbitrators shall be final, and judgment upon the award rendered may be entered in any court, state or Federal, having jurisdiction.

     Neither party shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

     (i) the class certification is denied;

     (ii) the class is decertified; or

     (iii) the party is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Master Agreement except to the extent stated herein.

         Company hereby agrees (a) to check this Master Agreement carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Goldman Sachs) correctly sets forth the terms of the agreement between Goldman Sachs and Company with respect to this Master Agreement and each Transaction thereunder, by manually signing this Master Agreement or this page thereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/1983. A pre-dispute arbitration clause is contained in Section 17 hereof.

                                  Yours truly,

                                  GOLDMAN, SACHS & CO.




                                  By:   /s/ David Ryan, Managing Director
                                        _________________________________
                                        Authorized Signatory




Accepted and agreed this 28th
day of  August,  2002

PSS WORLD MEDICAL, INC.




By: /s/ David D. Klarner
    ____________________________
    Vice President and Treasurer

                                   Appendix A

                                TRADE SUPPLEMENT

To:                 PSS World Medical, Inc.
                    4345 Southpoint Boulevard
                    Jacksonville, FL 32216

From:               Goldman, Sachs & Co.

Subject:            Accelerated Share Repurchase Transaction

Ref. No:

Date:


--------------------------------------------------------------------------------

     The purpose of this Trade Supplement is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. ("Goldman Sachs") and PSS WORLD MEDICAL, INC. ("Company") (together, the "Contracting Parties") on the Trade Date specified below. This Trade Supplement is a binding contract between Goldman Sachs and the Company as of the relevant Trade Date for the Transaction referenced below.

     The definitions and provisions contained in the Master Agreement specified below are incorporated into this Trade Supplement. In the event of any inconsistency between those definitions and provisions and this Trade Supplement, this Trade Supplement will govern.

     1. This Trade Supplement supplements, forms part of, and is subject to the Accelerated Share Repurchase Master Agreement dated as of August 28, 2002 (the "Master Agreement") between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Agreement govern this Trade Supplement except as expressly modified below.

     2. The terms of the Transaction to which this Trade Supplement relates are as follows:



Trade Date:

Fee:

Capped Settlement Amount:           [$[            ] U.S. Dollars.]1 [Not Applicable]2

Floored Settlement Amount:          [$[            ] U.S. Dollars.]3 [Not Applicable]4

Notional Amount:                     $[            ] U.S. Dollars.



                                      A-1

Portfolio:                            [            ] shares of the Underlying Security.


Termination Date:

Termination Price:

Capped Number:

     3. Company represents and warrants to Goldman Sachs that set forth below is the total number of Underlying Securities or securities that are convertible into, or exchangeable or exercisable for, Underlying Securities purchased by or for the Company or any of its affiliated purchasers in Rule 10b-18 purchases of blocks (as defined in Rule 10b-18 under the Exchange Act ("Rule 10b-18")) during the four full calendar weeks immediately preceding the date of this Trade
Supplement:


                    Monday's Date       Friday's Date           Share Number

             Week 4:

             Week 3:

             Week 2:

             Week 1:


     The Company understands that Goldman Sachs will use this information in calculating trading volume for the purposes of Rule 10b-18.

     Company hereby agrees (a) to check this Trade Supplement carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Goldman Sachs) correctly sets forth the terms of the agreement between Goldman Sachs and Company with respect to this Transaction, by manually signing this Trade Supplement or this page thereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.


                              Yours sincerely,
                              GOLDMAN, SACHS & CO.



                              By:
                                   ___________________________________
                                   Authorized Signatory

Agreed and Accepted
By: PSS WORLD MEDICAL, INC.

By:
     ___________________________________
     Name:  David D. Klarner
     Title: Vice President and Treasurer